Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-198852) and Form S-8 (No. 333-198865) of Horizon Pharma plc of our report dated March 4, 2015 relating to the consolidated financial statements of Hyperion Therapeutics, Inc., which appears in this Current Report on Form 8-K of Horizon Pharma plc dated April 13, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California

April 13, 2015